UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

  ______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 13, 2010

______________________

TALEO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51299	52-2190418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4140 Dublin Boulevard, Suite 400
Dublin, CA 94568
(Address of principal executive offices, including zip code)

(925) 452-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Taleo Corporation (the “Company”) held on May 13, 2010 (the “Annual Meeting”), proxies representing 37,611,206 shares of Common Stock or approximately 95% of the total outstanding shares of the Company were present.  The table below presents the voting results from the Annual Meeting with respect to the election of two (2) Class II directors to serve on the Company’s Board of Directors for a three-year term and until their successors are duly elected and qualified:

Nominee	Votes For	Withheld	Broker Non-Vote
Michael Gregoire	35,134,694	1,247,844	1,228,668
Michael Tierney	35,961,738	420,800	1,228,668

At the Annual Meeting the stockholders of the Company also ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.  The proposal received 37,603,405 votes for, 5,193 votes against, 2,608 abstentions, and no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEO CORPORATION

By:	/s/ Katy Murray
Katy Murray Executive Vice President and Chief Financial Officer

Date:  May 19, 2010